UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On July 13, 2020, Osmotica Pharmaceuticals plc (the “Company”) issued a press release announcing a proposed public offering of its shares. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the proposed public offering, the Company is providing an update on its expectations with respect to certain of its results of operations for the quarter ended June 30, 2020. Both methylphenidate ER tablets and venlafaxine ER tablets have experienced, and are expected to continue to experience, significant pricing erosion due to additional competition from other generic pharmaceutical companies. Additionally, there are currently three approved AB rated generics of Lorzone, which has resulted in significant pricing and market share declines. These factors negatively affected the Company’s results of operations, including revenue, in the second quarter of 2020. The Company is in the process of finalizing its financial results for the quarter ended June 30, 2020 and, based on available information to date, expects that its total revenues will be between $36.0 million and $39.0 million. In addition, the Company expects to incur an impairment charge for the quarter ended June 30, 2020 with respect to oxybutynin ER, which it out-licenses to a third party pursuant to which it receives royalty revenue.

This financial data for the quarter ended June 30, 2020 is preliminary and may change. This preliminary financial data has been prepared by, and is the responsibility of the Company’s management. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data, nor have any other independent accountants. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. There can be no assurance that the Company’s actual results for this quarterly period will not differ from the preliminary financial data and such changes could be material. In addition, the Company’s estimate of revenue for the quarter ended June 30, 2020 should not be viewed as a substitute for full financial statements for the second quarter of 2020 prepared in accordance with U.S. generally accepted accounting standards. Additional information that will be material to investors will be provided in these financial statements, and, accordingly, investors should not place undue reliance on the limited preliminary information being provided herein.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Osmotica Pharmaceuticals plc on July 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC

Dated: July 13, 2020
	By:	/s/ Andrew Einhorn
Andrew Einhorn Chief Financial Officer